Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Aeolus Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John L. McManus, Principal Executive Officer of the Company, and David Cavalier, Principal Financial and Accounting Officer of the Company, each certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 13, 2015

/s/ John L. McManus
John L. McManus
President and Chief Executive Officer
(Principal Executive Officer)

Date: February 13, 2015

/s/ David Cavalier
David Cavalier
Chairman, Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

THIS CERTIFICATION “ACCOMPANIES” THE QUARTERLY REPORT, IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE INTO ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (WHETHER MADE BEFORE OR AFTER THE DATE OF THE QUARTERLY REPORT), IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE CONTAINED IN SUCH FILING. A SIGNED ORIGINAL OF THIS CERTIFICATION HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.